                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      THE TITAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                                                                  March 31, 1999

Dear Stockholder:

    This letter accompanies the Proxy Statement for our Annual Meeting on Tuesday, May 18, 1999, at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, at 9:00 a.m. We hope that it will be possible for you to attend in person.

    At the meeting, the stockholders will be asked to elect eight directors and to ratify the Board's selection of auditors. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions about the Company.

    The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully. We also urge you to sign and return your proxy cards so we can be sure of a quorum to vote on these proposals for stockholder action.

                                          Sincerely,

                                               [SIG]

                                          Gene W. Ray
                                          President and Chief
                                          Executive Officer

     3033 SCIENCE PARK ROAD - SAN DIEGO, CALIFORNIA 92121 - (619) 552-9500

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-9500

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999

To the Stockholders of The Titan Corporation:

    The Annual Meeting of Stockholders of The Titan Corporation will be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on Tuesday, May 18, 1999, at 9:00 a.m., for the following purposes:

       1.  To elect a Board of eight directors;

       2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1999; and

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of record at the close of business on March 22, 1999, will be entitled to vote at the meeting.

                                          By order of the Board of Directors,

                                                 [LOGO]

                                          Ira Frazer
                                          SECRETARY

San Diego, California
March 31, 1999

    TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR IN THE ALTERNATIVE, VOTE VIA THE INTERNET ADDRESS OR THE 800-TELEPHONE NUMBER PROVIDED ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY OR VOTED VIA THE INTERNET OR THE 800-TELEPHONE NUMBER.

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121

                                                                  March 31, 1999
                            ------------------------

                                PROXY STATEMENT
                            SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of The Titan Corporation ("Titan" or the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on May 18, 1999 at 9:00 a.m. and at any adjournments thereof. The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned. Any stockholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company at any time prior to the voting or by executing and delivering a later dated proxy. A stockholder of record at the close of business on March 22, 1999, if present at the meeting, may vote in person whether or not he has previously given a proxy. This Proxy Statement and its enclosures are being mailed to the Company's stockholders on or about March 31, 1999.

    The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, Internet and telephone, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to and to obtain proxies from their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of Georgeson & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $8,500 plus certain out-of-pocket expenses.

                                     VOTING

    The securities of the Company entitled to vote at the meeting consist, as of March 22, 1999 of 694,872 shares of $1.00 Cumulative Convertible Preferred Stock (the "Preferred Stock"), and 37,197,936 shares of common stock, par value $0.01 per share (the "Common Stock"). Only stockholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. Each holder of Preferred Stock is entitled to one-third ( 1/3) vote for each of said shares; holders of Common Stock are entitled to one vote per share. Holders of Preferred and Common Stock will vote as a single class, and will not vote separately.

    Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of stock having voting power present and entitled to vote thereon. Abstentions as to a particular other proposal will have the same effect as votes against such proposal. Shares that reflect broker non-votes, however, will be treated as shares not present and, therefore, not entitled to vote on such other proposal for purposes of determining approval of such other proposal. Accordingly, such shares will not be counted as votes for or against such other proposal and will not affect the outcome of the vote on such other proposal.

    At the Company's Annual Meeting in 1998, approximately 90.8% of the outstanding voting power was represented and participated in the election of directors.

                        OWNERSHIP OF TITAN'S SECURITIES

    The following table sets forth certain information as to the number of shares beneficially owned as of March 22, 1999 (a) by each person who is known to the Company to own beneficially 5% or more of the outstanding shares of any class of its voting stock, (b) by each present Titan director, each nominee to become a director and each of the Named Executive Officers (as defined on page
6), and (c) by all Titan officers and directors as a group.

                                                                       AMOUNT AND
                                                                       NATURE OF       PERCENT
               IDENTITY OF OWNER                                       BENEFICIAL        OF
                  OR GROUP (1)                     TITLE OF CLASS      OWNERSHIP        CLASS
------------------------------------------------  -----------------  --------------  -----------
Charles R. Allen................................  Common Stock               38,880(2)      *

Mellon C. Baird.................................  Common Stock              230,010(2)      *

Joseph F. Caligiuri.............................  Common Stock               32,250(2)      *

Clifton L. Cooke................................  Common Stock              642,024(2)       1.73%

Eric M. DeMarco.................................  Common Stock               53,729(2)      *

Daniel J. Fink..................................  Common Stock               37,963(2)      *

Ronald B. Gorda.................................  Common Stock              163,876(2)      *

Robert I. Hanisee...............................  Common Stock               47,923(2)      *

Robert E. La Blanc..............................  Common Stock               23,000(2)      *

Thomas G. Pownall...............................  Common Stock               45,951(2)      *

Gene W. Ray.....................................  Common Stock              604,328(2)       1.62%

James E. Roth...................................  Common Stock                    0(2)

David L. Babson & Company Incorporated..........  Common Stock            2,248,600        6.04%

FMR Corp........................................  Common Stock            2,024,830        5.44%

All Directors and Officers as a Group
  (20 Persons)..................................  Common Stock            2,013,337(2)       5.41%

------------------------

*   Less than 1%

(1) The address of each owner with the exceptions of David L. Babson & Company, Inc. and FMR Corp. is: c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121; the address of David L. Babson & Company, Inc. is: One Memorial Drive, Cambridge, Massachusetts 02142; and the address of FMR Corp. is: 82 Devonshire Street, Boston, Massachusetts 02109.

(2) Including (A) 21,250; 229,844; 16,250; 36,879; 37,500; 21,250; 143,750; 0;
    15,000; 15,000; 330,000; 0; and 929,973 shares subject to outstanding options held by Messrs. Allen, Baird, Caligiuri, Cooke, DeMarco, Fink, Gorda, Hanisee, La Blanc, Pownall, Ray, Roth and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after March 22, 1999; (B) 21,428 shares that may be obtained upon conversion of convertible debentures held by Dr. Ray; and
    (C) 166; 165; 1,328; 17,626; 66,406; and 111,001 shares held by the trustees of the Company's 401(k) Retirement Plan and Employee Stock Ownership Plan for the accounts of Messrs. Baird, Cooke, DeMarco, Gorda, Ray and all directors and officers as a group, respectively.

    Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to California community property law.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Eight directors are to be elected at the meeting, each to serve for a term of one year and until his successor shall be elected. The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. All of the nominees are presently directors. Six of the eight directors were elected at the Company's last annual meeting and two were appointed by the Board of Directors to fill new positions. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms and each nominee for election has agreed to serve if elected. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION CONCERNING NOMINEES

                                                                          YEAR FIRST
                                                                            BECAME              OTHER CORPORATE
          NAME                AGE            PRINCIPAL OCCUPATION          DIRECTOR              DIRECTORSHIPS
------------------------      ---      ---------------------------------  -----------  ----------------------------------
Charles R. Allen                  73   Advisor, New Court Partners, a           1989
                                         venture capital unit of
                                         Rothschild, Inc.

Joseph F. Caligiuri               71   Retired Executive Vice President         1984   Avnet, Inc.; PerImmune Holdings,
                                         of Litton Industries, Inc.,                   Inc.
                                         diversified manufacturing

Daniel J. Fink                    72   President of D. J. Fink                  1985   Orbital Sciences Corporation;
                                         Associates, Inc., management                  Magellan Corporation
                                         consulting

Robert I. Hanisee                 60   Managing Director of Trust               1998   EDO Corporation; Illgen Simulation
                                         Company of the West                           Technologies

Robert E. La Blanc                65   President of Robert E. La Blanc          1996   Tribune Co.; Storage Technology
                                         Associates, Inc., financial and               Corporation; A family of 12
                                         technical consulting                          Prudential Mutual Funds; Salient
                                                                                       Three Communications, Inc.

Thomas G. Pownall                 77   Retired Chairman and Chief               1992   Burke Industries, Inc.; Special
                                         Executive Officer of Martin                   Devices, Inc.; Elgar Electronics,
                                         Marietta Corporation                          Inc.

Dr. Gene W. Ray                   60   President and Chief Executive            1981
                                         Officer of Titan

James E. Roth                     62   Former President & CEO of GRC            1998
                                         International, Inc.

    Mr. Allen was employed by TRW, Inc., a diversified manufacturing company, from 1955 to 1986, where he held a number of executive management positions, including director from 1972 to 1986 and Executive Vice President and Chief Financial Officer from 1977 to 1986.

    Mr. Caligiuri was employed by Litton Industries, Inc., a diversified manufacturing and services company, from 1969 to 1993, where he held a number of executive management positions, including Executive Vice President from September 1981 to April 1993.

    Mr. Fink was employed by General Electric Co. from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President of Corporate Planning and Development, after which he founded and has been the President of D. J. Fink Associates, Inc., a management consulting firm.

    Mr. Hanisee is currently Chief Investment Officer for Asset Allocation in the Private Client Services Group of Trust Company of the West. He managed the Convertible Securities Group from 1992 to 1998, and had been Portfolio Manager for the Global Telecom Trust from September 1996 to October 1998. Mr. Hanisee was a founding partner of Amdec Securities, and later was President of Seidler Amdec Securities.

    Mr. La Blanc was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., after which he founded and has been the President of Robert E. La Blanc Associates, Inc., a financial and technical consulting firm.

    Mr. Pownall was employed by Martin Marietta Corporation, a diversified manufacturing and services company, from 1963 to 1988 where he held a number of executive management positions, including director from September 1971 to April 1992, Chief Executive Officer from April 1982 to December 1987, and Chairman of the Board of Directors from January 1983 to April 1988.

    Dr. Ray was a co-founder of Titan Systems, Inc., the parent of which merged into the Company in 1985. He served as a director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger. He has been President and Chief Executive Officer of the Company since the merger.

    Mr. Roth is retired from GRC International. From July 1974 to June 1996, he held key executive management positions there including President and Chief Executive Officer from January 1992 to November 1998.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' FEES

    The Company's Board of Directors has an Audit Committee and a Compensation, Stock Option and Pension Committee. The members of the Audit Committee are Mr. Allen, Chairman, and Messrs. Caligiuri, Fink, Hanisee, La Blanc, Pownall and Roth. This Committee, which monitors the Company's basic accounting policies, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors, held three meetings during fiscal 1998. The members of the Compensation, Stock Option and Pension Committee are Mr. Pownall, Chairman, and Messrs. Allen, Caligiuri, Fink, Hanisee, La Blanc and Roth. This Committee, which deals with the hiring and election of corporate officers, salary and incentive compensation policies for officers and executives, and the granting of stock options and stock appreciation rights to employees, held five meetings during fiscal 1998.

    During fiscal 1998, the Board of Directors held nine meetings and took action by unanimous written consent on four occasions. With the exception of Messrs. Hanisee and Roth, each of the incumbent directors attended more than 75% of the meetings of the Board. Mr. Hanisee attended one, and Mr. Roth attended two of the two meetings held after their appointment to the Board of Directors. With the exception of Messrs. Hanisee, La Blanc and Roth each of the incumbent directors attended 100% of the meetings of the committees on which he served during 1998. Messrs. Hanisee and Roth both attended 100% of the committee meetings held after their appointment to the Board of Directors. Mr. La Blanc was absent from one Compensation, Stock Option and Pension Committee meeting.

    As of January 1999, directors who are not officers receive directors' fees at an annual rate of $30,000, paid quarterly, and $1,500 per meeting for each meeting attended in excess of five meetings per calendar year. Additionally, directors who serve as chairs to committees of the Board receive $1,000 per quarter. In addition to the above compensation, pursuant to the terms of the Company's existing 1996 Directors' Stock Option and Equity Participation Plan, as amended, (the "Plan"), options to purchase 5,000 shares of the Common Stock of the Company are granted to each director at fair market value upon election to the Board. Directors also receive non-discretionary annual grants of options to purchase 5,000 shares of Common Stock under the Plan. The options vest at 25% per year. Directors who are not also employees of the Company may elect to receive their directors' fees in Common Stock, pursuant to the terms of the Plan.

                     [THIS SPACE LEFT INTENTIONALLY BLANK]

                                TITAN MANAGEMENT

    The executive officers of Titan and their respective positions with Titan and ages are set forth in the following table. Biographical information on each executive officer who is not a director is set forth following the table. There are no family relationships between any director or executive officer and other director or executive officer of Titan. Executive officers serve at the discretion of the Board of Directors.

EXECUTIVE OFFICERS

                                                                                                        YEAR IN WHICH
          NAME                                     POSITION                               AGE       HE/SHE BECAME OFFICER
-------------------------  ---------------------------------------------------------      ---      -----------------------
Gene W. Ray                President and Chief Executive Officer                              60               1981

Mellon C. Baird            Senior Vice President                                              68               1998

Herbert L. Bradley         Senior Vice President                                              57               1999

Carl J. Bubela             Vice President                                                     50               1998

Clifton L. Cooke           Executive Vice President                                           51               1998

Eric M. DeMarco            Executive Vice President and Chief Financial Officer               35               1997

Sharon A. Donahoo          Vice President                                                     43               1998

Louis L. Fowler            Vice President and Assistant Secretary                             60               1989

Ira Frazer                 Senior Vice President, General Counsel and Secretary               44               1998

Ronald B. Gorda            Senior Vice President                                              43               1994

Deanna Hom Petersen        Vice President and Corporate Controller                            31               1997

Dianne D. Scott            Vice President                                                     49               1995

Gregory S. Szabo           Vice President                                                     45               1998

    The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. The Board of Directors elects officers annually at its first meeting following the Annual Meeting of Stockholders.

    Mr. Baird has been Senior Vice President of the Company and President and Chief Executive Officer of Titan Technologies and Information Systems since September 1998. Since November 1990 he has been President and Chief Executive Officer of Delfin Systems, now a wholly-owned subsidiary of the Company. From 1986 to 1990 Mr. Baird was President and Chief Executive Officer of Tracor. Prior thereto, Mr. Baird held senior positions at Eaton Corporation, Sanders Associates, Inc., F&M Systems Company, and Varo, Inc.

    Mr. Bradley has been Senior Vice President of the Company and President and Chief Executive Officer of Titan Wireless, Inc. since January 1999. Prior thereto, he had been executive director of product development at Global One since February 1996. From February 1989 to February 1996, Mr. Bradley was President of Sprint China, Sprint International.

    Mr. Bubela has been Vice President of the Company since September 1998. From January 1985 to March 1998, he was Treasurer & Vice President of Validity Corporation, now a wholly-owned subsidiary of the Company, and President of Validity from March 1998 to September 1998.

    Mr. Cooke has been Executive Vice President of the Company since September 1998. He has been the President and Chief Executive Officer of VisiCom Laboratories, Inc. since April 1988. VisiCom is now a wholly-owned subsidiary of the Company.

    Mr. DeMarco was Senior Vice President and Chief Financial Officer of the Company from January 1997 to August 1998 and has been Executive Vice President and Chief Financial Officer since August 1998. From June 1986 to January 1997 he was a Senior Manager with Arthur Andersen LLP.

    Ms. Donahoo has been Vice President of Corporate Communications of the Company since April 1998. From 1988 to 1998, she was Secretary and Vice President of Validity Corporation.

    Mr. Fowler has been Vice President since September 1989. From March 1987 to September 1989 he served as Vice President of Titan Systems, Inc. Prior thereto, Mr. Fowler was Director of Contracts of Titan Systems, Inc.; from March 1985 to March 1987.

    Mr. Frazer has been Senior Vice President, General Counsel and Secretary of the Company since February 1998. From August 1995 through January 1998 he served as General Counsel for California Steel Industries, Inc., a joint venture Japanese/Brazilian steel company. From June 1994 to August 1995, he had a private legal and consulting practice. From 1989 until June 1994 he was General Counsel and Chief Administrative Officer of Daihatsu America, Inc., an automotive distributor.

    Mr. Gorda has been Senior Vice President since February 1995 and Chief Operating Officer of Linkabit Wireless, Inc., since September 1997. He served as President of the Linkabit division of the Company from June 1993 to September 1997. From May 1994 to February 1995 he was a Vice President of the Company. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division. Prior thereto, he was Senior Program Manager of the SATCOM Command and Control division of Rockwell International from April 1986 to July 1991.

    Ms. Petersen has been Corporate Controller of the Company since December 1996 and Vice President of the Company since July 1998. From September 1993 to December 1996, Ms. Petersen was Corporate Manager of Operations Analysis with the Company. From January 1990 to September 1993 she was a Senior Auditor at Arthur Andersen LLP.

    Ms. Scott has been Vice President since June 1995. From July 1992 to April 1995 she was an independent consultant. From April 1987 to June 1992 she was a principal with the Scott Group, Inc.

    Mr. Szabo has been Vice President of the Company and President and Chief Executive Officer of Titan Scan Corporation since June 1998. From September 1997 to June 1998 he was President and Chief Executive Officer of Goulter Medical. From September 1996 to August 1997 he was an independent management consultant. From January 1990 to September 1996 he was an executive with Sunrise Medical.

                     [THIS SPACE LEFT INTENTIONALLY BLANK]

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The Company's Compensation, Stock Option and Pension Committee has the duty to administer the Company's cash and equity-based executive compensation programs and to evaluate the overall performance of the executive officers.

COMPENSATION PHILOSOPHY

    The Company believes that there should be a direct relationship between executive compensation and value delivered to the stockholders. The Company implements this philosophy with a set of supporting principles:

    - Compensation must be fair.

        The Company strives to evaluate the relative contribution of its executive officers and to compensate them fairly in relationship to their individual contributions, to each other, and to their relative value in comparable companies.

    - Compensation must be competitive.

        The Company is committed to providing base salary programs that enable it to attract and retain the best available people. It maintains these programs by monitoring the competitive pay practices of other companies in similar businesses.

    - Compensation must be related to Company goals.

        Executive officers are rewarded based on overall Company performance and on individual performance. Company performance is evaluated by measuring the achievement of Company goals and business plans. Individual performance is measured by reviewing progress against specific personal objectives. Individual performance goals are established for each executive officer based upon his or her ability to effect overall company objectives. Such individual performance goals typically include business unit profitability, asset management, cost control, contract performance objectives and success in diversifying into commercial and international businesses as appropriate.

    - Compensation must motivate.

        The compensation program is designed to provide a direct link between performance and compensation. Realistic individual and Company performance targets provide the motivation to strive to meet or exceed performance goals.

COMPENSATION MEASUREMENT

    The Company has a formal process to assist in the evaluation of performance and in the determination of compensation amounts for each of the executive officers. It is as follows:

        1. Early in the fiscal year, the Board of Directors approves the overall Company goals including earnings per share ("EPS") and return on equity ("ROE"), for the year. Individual performance goals are established for the executive officers by the President and CEO, and approved by the Committee. The President and CEO's goals are established by the Committee. The Company measurement goals of EPS and ROE represent approximately two-thirds of the incentive opportunity for the President and CEO and other executive officers on the Corporate staff. The remaining one-third is tied to individual performance measures. In the case of executive officers with business unit responsibility, approximately half of the incentive compensation measurement is based upon individual business unit profitability and return on equity, with the remainder equally split between overall Company goals and individual performance measures.

        2. Each executive officer is given feedback periodically during the year against these objectives.

        3. Upon review and recommendation of the Compensation, Stock Option and Pension Committee, and approval by the Board of Directors, each executive officer is rewarded according to the overall performance of the Company and according to the achievement of individual objectives.

  TOTAL COMPENSATION

    The Company has a program of cash compensation and equity-based compensation. These programs apply equally to the President and CEO and all other executive officers.

CASH COMPENSATION

    BASE SALARY COMPENSATION

    Base salary is set to allow the Company to attract and retain the people necessary for the successful operation and growth of the Company. Base salary is reviewed annually and is examined to determine compatibility with the pay practices of companies in similar businesses. Variable pay opportunity is established in keeping with the competitive environment. Dr. Ray's base salary was increased in March of 1998 in recognition of his performance during the prior fiscal year. In March 1999, Dr. Ray's base salary was increased from $400,000 to $480,000 in recognition of his performance during the most recent fiscal year. The base salaries of three of the other five highest paid executive officers in 1998 were also increased.

  INCENTIVE COMPENSATION

    The Committee believes that a substantial portion of the total compensation should be related to the overall performance of the Company as well as the individual contribution of each executive officer. As a result, much of the total compensation is "at risk."

    Under the Company's Incentive Plan, bonuses are paid to the President and CEO and each executive officer based on individual performance and the performance of the Company, with maximum incentive compensation ranging from 30% to 85% of base salary compensation. The maximum incentive compensation range is established based upon the individual's goals as well as to be consistent with maximum incentive compensation of similar businesses. A supplemental bonus is available to reward growth above plan in Company EPS, ROE or unit profitability.

    The Incentive Compensation set forth in the accompanying table for the President and CEO and the other four highest paid executive officers was dependent on the achievement of the Company and individual performance goals for the periods shown. The variation in incentive compensation from year to year and from individual to individual reflects the executive officer's relative achievement of his/her performance objectives, as well as whether the Company goals were achieved. In March 1999, Dr. Ray and each of the other four highest paid executive officers received a bonus as a result of the Company's performance in 1998.

EQUITY BASED COMPENSATION

    STOCK OPTION PROGRAMS

    The Company's Stock Option Program's purpose is to provide additional incentives to the executive officers to encourage their commitment to the maximization of stockholder value over the long term.

    Options are granted consistent with the responsibility and accountability of the recipient and the compensation philosophy previously expressed. Stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value.

    The option programs utilize a four-year vesting period to encourage executive officers to continue in the employ of the Company. During 1998, Dr. Ray was awarded an option to purchase 200,000 shares of common stock at $5.00 per share in recognition of his performance in 1998. These options are granted at current market value and are available to all executive officers. Three of the other four highest paid executive officers, were awarded stock options as shown in the accompanying table.

    The Compensation Committee has evaluated the total compensation of the five highest paid executive officers in 1998 and has approved their compensation as reasonable and consistent with the Company's compensation philosophy.

    It is the Company's policy to qualify all compensation paid to its top executives for deductibility under Section 162(n) of the Internal Revenue Code and regulations in order to maximize the Company's income tax deductions.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

COMPENSATION, STOCK OPTION AND PENSION COMMITTEE

    Thomas G. Pownall, Chairman
    Charles R. Allen
    Joseph F. Caligiuri
    Daniel J. Fink
    Robert I. Hanisee
    Robert E. La Blanc
    James E. Roth

February 18, 1999

                     [THIS SPACE LEFT INTENTIONALLY BLANK]

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company in 1998 (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                        -------------
                                                                  ANNUAL COMPENSATION
                                                                                           AWARDS
                                                                  --------------------  -------------    ALL OTHER
                                                                  SALARY($)  BONUS($)     OPTIONS/     COMPENSATION
             NAME AND PRINCIPAL POSITION                 YEAR        (A)        (B)       SARS (#)        ($)(C)
-----------------------------------------------------  ---------  ---------  ---------  -------------  -------------
Gene W. Ray..........................................       1998    408,366    260,000      200,000         46,740
  President and Chief                                       1997    337,500    210,000      150,000         47,567
  Executive Officer                                         1996    337,500          0      150,000         44,311

Mellon C. Baird......................................       1998    330,514    141,000       40,000         13,174
  Senior Vice President                                     1997    353,848          0        3,515          4,750
                                                            1996    339,501          0       10,042          4,500

Clifton L. Cooke.....................................       1998    252,327     70,000       53,410          9,851
  Executive Vice President                                  1997    234,025     16,000       22,350          1,364
                                                            1996    207,756     42,100       22,350          1,505

Eric M. DeMarco......................................       1998    202,934    150,000       60,000         24,173
  Executive Vice President and                              1997    144,830    100,000      100,000         18,684
  Chief Financial Officer                                   1996     --         --           --             --

Ronald B. Gorda......................................       1998    214,774     68,000            0         29,443
  Senior Vice President                                     1997    196,490     92,000       60,000         27,212
                                                            1996    183,111     12,951       60,000         25,748

------------------------

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Amounts shown include bonus cash compensation earned by executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

(C) Amounts shown consist of (i) the Company's matching contribution to its 401(k) Retirement Plan; (ii) the Company's matching contribution to its Supplemental Retirement Plan for Key Executives; (iii) the Company's contribution to its Employee Stock Ownership Plan and (iv) interest earned in the Company's Supplemental Retirement Plan for Key Executives that exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code). Amounts shown for fiscal year 1998 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $8,000; (ii) $33,000; (iii) $2,624; and (iv) $3,116; Mr. Baird: (i) $4,800; (ii) $8,333; (iii) $0; and
    (iv) $41; Mr. Cooke: (i) $1,477; (ii) $8,333; (iii) $0; and (iv) $41; Mr.
    DeMarco: (i) $8,000, (ii) $15,000, (iii) $1,020 and (iv) $153; and Mr.
    Gorda: (i) $8,000; (ii) $19,300; (iii) $1,442; and (iv) $701.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options made during fiscal 1998 under the Company's long-term incentive program to the Named Executive Officers:

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                                                                             POTENTIAL REALIZABLE
                                                       INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                    -------------------------------------------------------     ANNUAL RATES OF
                                               % OF TOTAL OPTIONS                                 STOCK PRICE
                                                   GRANTED TO                                  APPRECIATION FOR
                                     OPTIONS      EMPLOYEES IN      EXERCISE                    OPTION TERM (F)
                                     GRANTED         FISCAL           PRICE     EXPIRATION   ---------------------
               NAME                    (B)          YEAR (C)       ($/SH) (D)    DATE (E)     5% ($)     10% ($)
----------------------------------  ---------  ------------------  -----------  -----------  ---------  ----------
Gene W. Ray.......................    200,000          24.76%           5.000     11/03/08     628,895   1,593,742

Mellon C. Baird...................     40,000           4.95%           4.125     09/08/08     103,768     262,968

Clifton L. Cooke..................     13,410           1.66%           2.125     03/30/03      17,921      45,416

                                       40,000           4.95%           4.125     09/08/08     103,768     262,968

Eric M. DeMarco...................     60,000           7.43%           5.000     11/03/08     188,668     478,123

Ronald B. Gorda...................     --              --              --           --          --          --

------------------------

(A) No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B) Incentive stock options granted in 1998 were granted at fair market value and are exercisable starting 12 months after grant date, with 25% of the options becoming exercisable at that time and with an additional 25% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. If the Company were acquired by another company, the options would automatically vest unless the acquiring company assumes the options.

(C) In 1998, employees of the Company received stock options covering a total of 807,876 shares.

(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E) With the exception of Mr. Cooke, the options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The 13,410 options granted to Mr. Cooke on March 30, 1998 have a term of 5 years subject to earlier termination in certain events related to termination of employment.

(F) Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

                     [THIS SPACE LEFT INTENTIONALLY BLANK]

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION VALUE (A)

                                                                                            VALUE OF UNEXERCISED
                                       SHARES                  NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                     ACQUIRED ON    VALUE      OPTIONS AT FY-END (#)          AT FY-END ($) (C)
                                      EXERCISE    REALIZED   --------------------------  ---------------------------
               NAME                      (#)       ($) (B)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------  -----------  ---------  -----------  -------------  ------------  -------------
Gene W. Ray........................      --          --         330,000        400,000        432,500       212,500

Mellon C. Baird....................      --          --         223,202         56,300      1,018,112       120,555

Clifton L. Cooke...................      --          --          27,938         70,172         85,776       161,323

Eric M. DeMarco....................      --          --          25,000        135,000         23,437       100,312

Ronald B. Gorda....................      --          --         143,750         81,250        147,500        45,000

------------------------

(A) No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B) Market value of underlying securities on date of exercise, minus the exercise or base price.

(C) Market value of underlying securities at year-end, minus the exercise or base price.

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into agreements with its Executive Officers (each hereinafter referred to as the "Executive") to reinforce and encourage their continued dedication without distraction arising from the possibility of a change in control of the Company. The terms of the agreements provide that, in the event of a Change in Control (as defined), and the termination of the Executive's employment at any time during the two-year period thereafter by the Company other than for cause or by the Executive for good reason, the Executive will be paid a lump sum amount equal to two times his base salary plus maximum annual bonus. Additionally, the Executive will receive a prorated bonus for the year of termination and continuation of medical and dental benefits covering the Executive and his dependents for 2 years following the termination. The payments are limited to ensure deductibility for tax purposes under Section 280G of the Internal Revenue Code.

    Under the agreements, Change in Control is deemed to have occurred in the event of (i) the acquisition by any person, together with its affiliates, of beneficial ownership of capital stock of the Company possessing 25% or more of the combined voting power of the Company's outstanding capital stock, (ii) within any two year period, the majority of the members of the Board were to be comprised of individuals other than those who were members at the beginning of such period, unless the new members elected during such period were approved by two-thirds of the members of the Board still in office who were members of the Board at the beginning of such two-year period, (iii) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons, or (iv) the Company is merged with or into another corporation or another corporation is merged into the Company with the effect that immediately after such transaction, the stockholders of the Company immediately prior to such transaction hold less than a majority interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving such transaction.

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG THE TITAN CORPORATION,
         NEW YORK STOCK EXCHANGE MARKET INDEX AND INDUSTRY GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TITAN CORPORATION    MG INDUSTRY GROUP    NYSE MARKET INDEX
1993                  $100.00              $100.00              $100.00
1994                  $212.50              $105.40               $98.06
1995                  $237.50              $140.20              $127.15
1996                  $112.50              $160.22              $153.16
1997                  $208.33              $178.33              $201.50
1998                  $183.33              $212.83              $239.77

------------------------

(1) The above graph compares the performance of The Titan Corporation with that of the New York Stock Exchange Market Index and the MG Industry Group 826--Electronics Equipment Manufacturers Index, which is a published industry group index.

(2) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumed that $100 was invested on December 31, 1993 in each of The Titan Corporation, the New York Stock Exchange Market Index and the MG Industry Group 826-- Electronics Equipment Manufacturers Index with investment weighted on the basis of market capitalization. The Company's stock price was $5.50 per share on December 31, 1998.

                     [THIS SPACE LEFT INTENTIONALLY BLANK]

                                   PROPOSAL 2

                       APPROVAL OF SELECTION OF AUDITORS

    The Board is seeking stockholder ratification of its selection of Arthur Andersen LLP to serve as the Company's auditors for the fiscal year ending December 31, 1999. Arthur Andersen LLP is serving as the Company's auditors for 1998 and previously served as the Company's auditors since 1985 and as Titan Systems' auditors since 1981. It is anticipated that representatives of Arthur Andersen LLP will attend the Annual Meeting with the opportunity to make any statement they may desire, and will be available to respond to appropriate questions from stockholders. Arthur Andersen LLP will be retained as the Company's auditors for the fiscal year ending December 31, 1999 if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

    The Company knows of no other matters to be brought before the Annual Meeting of Stockholders. If other matters should come before the meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of that Common Stock.

    To the Company's knowledge, based solely upon a review of copies of reports provided by those individuals to the Company and written representations of those individuals that no other reports were required with respect to the year ended December 31, 1998, the Company believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater than ten percent beneficial owners have been met.

                            STOCKHOLDERS' PROPOSALS

    Proposals by stockholders intended to be included in the Company's Proxy Statement at the next annual meeting in 2000 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, must be in writing and received by the Company by December 1, 1999 to be considered for inclusion in the Company's proxy material under the rules of the Securities and Exchange Commission.

    Unless a stockholder who wishes to bring a matter before the stockholders of the Company at the Company's 2000 annual meeting of stockholders notifies the Company prior to January 15, 2000, management will have the discretionary authority to vote all shares for which it has proxies in opposition of such matter.

                              FINANCIAL STATEMENTS

    The Company's 1998 Annual Report, including financial statements for fiscal year 1998, accompanies this proxy statement. STOCKHOLDERS MAY OBTAIN FREE OF CHARGE A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE SECRETARY, 3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121.

                    ANNUAL MEETING OF SHAREHOLDERS OF

                         THE TITAN CORPORATION

                              MAY 18, 1999

                       PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS ----------------------->


              - Please Detach and Mail in the Envelope Provided -

A /X/ Please mark your
      votes as in this
      example

                                THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ITEMS LISTED BELOW.
                                UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 2.

                FOR  WITHHELD                                                                        FOR  AGAINST  ABSTAIN
1. Election of  / /    / /      Nominees  Robert E. La Blanc      2.  RATIFICATION OF THE SELECTION  / /    / /      / /
   Directors                              Charles R. Allen            OF ARTHUR ANDERSEN LLP AS
                                          Thomas G. Pownall           THE COMPANY'S AUDITORS FOR
FOR, except vote withheld from the        Joseph F. Caligiuri         THE FISCAL YEAR ENDING DECEMBER 31, 1999.
following nominee(s)                      Dr. Gene W. Ray
                                          Daniel J. Fink
------------------------------------      Robert I. Hanisee
                                          James E. Roth

                                                                      Check here for address change and note below.  / /


                                                              NEW ADDRESS
                                                                         -------------------------

                                                              ------------------------------------

                                                              ------------------------------------



SIGNATURE(S)                                                                                     DATE
            -----------------------------------------------------------------------------------       -------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


PROXY                                                                PROXY
                           THE TITAN CORPORATION - PROXY
                   ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 1999

     Dr. Gene W. Ray, with power of substitution, is hereby appointed proxy at the Annual Meeting of Stockholders of THE TITAN CORPORATION to be held May 18, 1999, or at any adjournment or adjournments thereof, to represent and to vote all shares of stock of said corporation (preferred and common) which the undersigned would be entitled to vote if personally present, upon the matters specified on the reverse side and upon such other matters as may properly come before the Meeting, and any prior proxy to vote at such Meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion. You have the option to vote by mail, internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ON THE REVERSE AS DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

PROXY                                                                    PROXY

                         THE TITAN CORPORATION - PROXY
                 ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 1999

     The undersigned (a) revokes all proxies and appoints and authorizes Dr. Gene W. Ray with power of substitution, as the proxy Committee, to vote the stock of the undersigned at the 1999 Annual Meeting of the Stockholders of THE TITAN CORPORATION on May 18, 1999, and any adjournment thereof, as specified on the reverse side of this card on proposals 1 and 2 and in their discretion on all other matters incident to the conduct of the meeting and, if applicable, (b) directs, as indicated on the reverse, the voting of the shares allocated to The Titan Corporation 401(k), The Titan Corporation Employee Stock Ownership Plan account(s) as well as the 401(k) and Employee Stock Ownership Plan account(s) of Horizons Technology, Inc., the 401(k) account of Delfin Systems and the Savings Plan and Trust of VisiCom Laboratories, Inc. of the undersigned at the 1999 Annual Meeting and any adjournment thereof. Plan shares for which no directions are received and unallocated plan shares will be voted on each issue in proportion to those shares allocated to participant accounts of the same plan for which voting instructions on that issue have been received. Each trustee is authorized to vote in its judgment or to empower the Proxy Committee to vote in accordance with the Proxy Committee's judgment on other matters incident to the conduct of the meeting and any adjournment thereof. You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ON THE REVERSE AS DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

          (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                    ANNUAL MEETING OF SHAREHOLDERS OF

                         THE TITAN CORPORATION

                              MAY 18, 1999

                       PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS ----------------------->


              - Please Detach and Mail in the Envelope Provided -

A /X/ Please mark your
      votes as in this
      example

                                THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ITEMS LISTED BELOW.
                                UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 2.

                FOR  WITHHELD                                                                        FOR  AGAINST  ABSTAIN
1. Election of  / /    / /      Nominees  Robert E. La Blanc      2.  RATIFICATION OF THE SELECTION  / /    / /      / /
   Directors                              Charles R. Allen            OF ARTHUR ANDERSEN LLP AS
                                          Thomas G. Pownall           THE COMPANY'S AUDITORS FOR
FOR, except vote withheld from the        Joseph F. Caligiuri         THE FISCAL YEAR ENDING DECEMBER 31, 1999.
following nominee(s)                      Dr. Gene W. Ray
                                          Daniel J. Fink
------------------------------------      Robert I. Hanisee
                                          James E. Roth

                                                                      Check here for address change and note below.  / /


                                                              NEW ADDRESS
                                                                         -------------------------

                                                              ------------------------------------

                                                              ------------------------------------



SIGNATURE(S)                                                                                     DATE
            -----------------------------------------------------------------------------------       -------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.